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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                      FORM 8-KA

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 2, 1998


                                SILICONIX INCORPORATED
                (Exact name of registrant as specified in its charter)


          DELAWARE                    0-3698                    94-1527868
(State or other jurisdiction of    (Commission              (I.R.S. Employer
incorporation or organization)     File Number)             Identification No.)


                               2201 LAURELWOOD ROAD
                           SANTA CLARA, CALIFORNIA 95054
                     (Address of principal executive offices)


                                  (408) 988-8000
                (Registrant's telephone number, including area code)


                                  NOT APPLICABLE.
           (Former name or former address, if changed since last report.)


                                                       There are no Exhibits.
                                                                 Page 1 of 3.
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                       INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     (a) On March 2, 1998, Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), acquired 8,010,000 shares (the "Shares") of Common Stock, $0.01 par value, of the registrant from Daimler-Benz AG, a corporation organized under the laws of Germany, for consideration of DM 394,400,000 (approximately $217,350,000, based on the conversion rate on that date published in the Wall Street Journal, or $27.13 per share), subject to adjustment based on the results of an audit to be performed as of February 28, 1998, plus assumption of certain indebtedness. The Shares represent 80.4% of the issued and outstanding Common Stock of the registrant.

     The purchase price was funded from a $1.1 billion revolving credit facility made available to Vishay under (i) the Vishay Intertechnology, Inc. $825,000,000 Long Term Revolving Credit Agreement, dated as of March 2, 1998 (the "LT Agreement"), and (ii) the Vishay Intertechnology, Inc. $275,000,000 Short Term Revolving Credit Agreement, dated as of March 2, 1998 (the "ST Agreement" and collectively the "Loan Agreements") each by and among Vishay, Comerica Bank, NationsBanc Montgomery Securities LLC and the other banks signatory thereto (collectively, the "Banks"), and Comerica Bank, as administrative agent for the Banks. The Loan Agreements replace all prior loans made to Vishay by the Banks.


     The LT Agreement provides for a $825,000,000 loan, comprising a revolving credit facility and a swing line facility that mature on March 2, 2003, subject to Vishay's right to request year-to-year renewals. The 364-day ST Agreement provides for a $275,000,000 revolving credit facility that matures on March 1, 1999, subject to Vishay's right to request an initial three-month extension and, if granted, subsequent year-to-year renewals. Borrowings under the Loan Agreements will bear interest at variable rates based, at the option of Vishay, on the prime rate or a eurocurrency rate and in the case of any swing line advance, the quoted rate. The borrowings under the Loan Agreements are secured by pledges of stock in and guaranties by certain subsidiaries of Vishay. Vishay has made customary financial covenants under the Loan Agreements to the Banks.

     Simultaneously with the transfer of the shares, and pursuant to an agreement between Vishay and Daimler-Benz, three Daimler-Benz representatives on the Siliconix Board of Directors--Hanspeter Eberhardt, Michael Muhlbayer and Peter Westrick--resigned from the Board and have been replaced by three Vishay representatives--Everett Arndt, Lori Lipcaman and Glyndwr Smith. In addition, Dr. King Owyang has assumed the offices of President and Chief Executive Officer of Siliconix, replacing Richard Kulle. Dr. Owyang was formerly Executive Vice President, Technology & Silicon Operations and has been employed by Siliconix for ten years. Subsequently, effective March 11, 1998, Mr. Kulle resigned from the Board of Directors of the registrant and from all Boards of Directors of which he was a member of entities that were affiliated with the registrant when it was an 80.4% indirect subsidiary of Daimler-Benz AG.

     (b)  Not applicable.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SILICONIX INCORPORATED



Date:  April 3, 1998                    By  /s/ King Owyang
                                           -----------------------------------
                                             King Owyang
                                             President and CEO


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